UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35657	46-0633510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC

On October 3, 2014, Altisource Residential, L.P. (the “Operating Partnership”), a subsidiary of Altisource Residential Corporation (the “Company”), amended the Master Repurchase Agreement, dated as of March 22, 2013 and amended on April 21, 2014 and June 11, 2014 (as so amended, the “Repurchase Agreement”) with Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”). The amendment extends the increase in the aggregate maximum borrowing capacity under the Repurchase Agreement from $200,000,000 to $375,000,000, subject to certain sublimits, for the period from October 11, 2014 through December 10, 2014.

All other terms and conditions of the Repurchase Agreement remain the same in all material respects. The obligations of the Operating Partnership under the Repurchase Agreement continue to be fully guaranteed by the Company pursuant to a guaranty made by the Company in favor of the Buyer.

For additional disclosure regarding the terms of the Repurchase Agreement and the related guaranty, see the Company’s Current Reports on Form 8-K filed with the SEC on March 26, 2013, April 23, 2014 and June 13, 2014. The disclosures herein regarding the Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which were filed as Exhibits 10.10 and 10.11 of Amendment No. 1 to the Company’s Registration Statement on Form S-11 filed with the SEC on April 8, 2013.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers

On October 8, 2014, Salah Saabneh resigned from his position as Executive Vice President, Corporate Development of the Company, effective as of the same date.

(c) Appointment of Certain Officers

On October 8, 2014, the Company appointed Robin N. Lowe, age 49, as Chief Financial Officer of the Company. Mr. Lowe will oversee all financial affairs for the Company, including financial reporting, treasury, tax and shareholder relations.

Prior to his appointment, Mr. Lowe served as Chief Financial Officer of CitiMortgage Inc. from October 2012 to July 2014. From May 2010 to September 2012, Mr. Lowe served as Chief Financial Officer of Citibank Korea, and from October 2008 to April 2010, he served as Chief Financial Officer of Citibank’s South East Asia Pacific region. From May 1995 to September 2008, Mr. Lowe served in lead finance roles with Citibank in various countries and regions. Mr. Lowe is a Fellow of the Institute of Chartered Accountants in England and Wales of which he has been a member since 1992. He holds a Masters Degree in Classics and a Bachelor of Arts, with honors, from Oxford University.

There are no family relationships among Mr. Lowe and any of the Company's directors and executive officers.

On October 8, 2014, the Company re-designated and appointed Kenneth D. Najour as Chief Accounting Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation
Date: October 9, 2014	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary